UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2006

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (b) Resignation of Director

Effective April 18, 2006, Mark Lotke resigned from the board of directors of Halo Technology Holdings, Inc. (the "Company") due to other commitments. Mr. Lotke’s resignation is not attributable to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.02 (c) Appointment of Principal Officers

On April 18, 2006, the board of directors of the Company announced that it had appointed Mark Finkel, the Company’s chief financial officer, to the additional position of Company president. Mr. Finkel, 51, joined the Company in December 2005. Prior to his employment with the Company, Mr. Finkel, served as chief executive officer of ISD Corporation from 2003 through February 2004, after being part of a group that purchased ISD from its founders. ISD is a leader in the payment technology industry. From 2001 through 2002, Mr. Finkel served as chief executive officer of RightAnswers, Inc., which provides enterprise customers with Self Service solutions for IT support. Mr. Finkel led a group of investors in acquiring RightAnswers, Inc. in 2001, which was then a division of a public company. After serving as CEO, Mr. Finkel continued to serve as non-executive chairman of ISD Corporation and RightAnswers, Inc. Since 1996, Mr. Finkel has also served as president of Emerging Growth Associates, a consulting firm for early stage, high growth companies, where he has provided counsel on strategic planning, business model development, market positioning, and operational execution. Mr. Finkel also serves as a venture partner with the Prism Opportunity Fund, a $50 million venture fund focused on early stage companies. The terms of Mr. Finkel’s employment agreement with the Company were not otherwise changed by the addition of the new position.

Item 5.02(d) Election of Directors

On April 18, 2006, the board of the directors of the Company announced that it had appointed John L. Kelly and Gordon O. Rapkin to serve on the board of directors. Including these appointments, there are currently a total of five board members, three of whom are independent. The committees on which each of the new directors will serve have not been determined. Each of Mr. Kelly and Mr. Rapkin will be compensated in accordance with the arrangements among the Company and its Board members. It is anticipated such compensation will be in the form of options to acquire common stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.15 Press Release, dated April 18, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

April 21, 2006	By:	Ernest C. Mysogland

Name: Ernest C. Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.15	Press Release, dated April 18, 2006